EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(212) 829-5770

Court Denies Apple’s Motion to Appeal Kessler Ruling

New York, New York September 28, 2015 - Network-1 Technologies, Inc. (NYSE: NTIP) today announced that the United States District Judge Robert Schroeder III of the Eastern District of Texas issued an Order denying a motion made by Apple, Inc. to certify for appeal the Court’s prior ruling denying Apple’s motion for summary judgment based on the Kessler Doctrine in a patent infringement suit filed by Mirror Worlds Technologies, Inc., a wholly owned subsidiary of Network-1, against Apple.

In December 2014, Apple brought a motion for summary judgment arguing that Mirror Worlds was precluded under the Kessler Doctrine from initiating patent litigation against Apple because of an earlier case brought by the previous owner of the Mirror Worlds patent portfolio against Apple.   In July, Judge Schroeder denied Apple’s motion and granted Mirror Worlds’ cross-motion that the Kessler Doctrine does not apply.  Apple filed a motion seeking to allow it to file an interlocutory appeal (prior to a judgment) of Judge’s Schroeder’s Order to the Federal Circuit Court of Appeals.

“We are pleased with the Judge’s Order,” commented Corey M. Horowitz, Chairman and CEO of Network-1. “We feel strongly about the merits of our case and look forward to proceeding to trial on our claims.”

ABOUT NETWORK-1 TECHNOLOGIES, INC.

           Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies.  Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns twenty-four (24) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes continuing to pursue licensing opportunities for its Remote Power Patent and its efforts to monetize two patent portfolios (the Cox and Mirror Worlds patent portfolios) acquired by Network-1 in 2013.  Network-1’s acquisition strategy is to focus on acquiring high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1’s business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the Securities and Exchange Commission, including, among others, the continued validity of Network-1’s Remote Power Patent, the ability of Network-1 to successfully execute its strategy to acquire high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from the Mirror Worlds Patent Portfolio and the Cox Patent Portfolio as well as intellectual property it may acquire in the future, the ability of Network-1 to enter into additional license agreements, the ability of Network-1 to continue to receive material royalties from its existing license agreements for its Remote Power Patent, the uncertainty of patent litigation and proceedings at the United States Patent and Trademark Office, the difficulty in Network-1 verifying royalty amounts owed to it by its licensees, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the continued viability of the PoE market, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(212) 829-5770